Exhibit 5.1

[Letterhead of]

C R A V A T H,  S W A I N E  &  M O O R E  L L P

[New York Office]

January 12, 2007

Crown Castle International Corp.

632,100 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel for Crown Castle International Corp., a Delaware corporation (“you” or “Crown Castle”), in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement, including the documents incorporated by reference therein, the “Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act), of 632,100 shares of Crown Castle common stock, par value $0.01 per share (the “Shares”), issuable by Crown Castle upon the exercise of warrants (the “Warrants”) pursuant to the assumption by Crown Castle of the obligations of Global Signal Inc. (“Global Signal”) under the Warrants and the warrant agreement dated as of February 13, 2006, between Global Signal and American Stock Transfer & Trust Company (the “Warrant Agreement”).

In connection with the preparation of the Registration Statement, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Registration Statement; (b) an executed copy of the Agreement and Plan of Merger dated October 5, 2006, by and among Global Signal, Crown Castle and CCGS Holdings LLC, a wholly owned subsidiary of Crown Castle; (c) the Restated Certificate of Incorporation of Crown Castle, as amended; (d) the Amended and Restated Bylaws of Crown Castle, as amended; (e) the Amended and Restated Rights Agreement between Crown Castle and Mellon Investor Services LLC, as amended (the “Rights Agreement”), regarding the rights (the “Rights”) associated with shares of Crown Castle common stock that allow Crown Castle common stockholders to purchase shares of Crown Castle Series A Participating Cumulative Preferred Stock, par value $0.01 per share, in certain circumstances; (f) the Warrant Agreement; (g) certain resolutions adopted by the Board of

Directors (the “Board”) of Crown Castle on January 11, 2007, pertaining to the registration and issuance of the Shares; (h) various corporate records and proceedings relating to the organization of Crown Castle and the issuance by Crown Castle of the Shares; (i) a specimen certificate representing the Shares; and (j) a specimen certificate representing the Warrants.

Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion that the Shares and the associated Rights have been duly authorized by all necessary corporate action on the part of Crown Castle and that, upon issuance, delivery and payment therefor in the manner contemplated by the Warrants, the Warrant Agreement and the Registration Statement, the Shares and the associated Rights will be validly issued and the Shares will be fully paid and non-assessable.

It should be understood that our opinion addresses the Rights and the Rights Agreement in their entirety and not any particular provision of the Rights or the Rights Agreement and that it is not settled whether the invalidity of any particular provision of a rights agreement or of rights issued thereunder would result in invalidating such rights in their entirety.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included therein. In giving this consent, we do not admit that we are within the category of person whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission promulgated thereunder.

We are furnishing this opinion to you, solely for your benefit in connection with the issuance of the Shares. This opinion may not be relied upon by any other person or for any other purpose. It may not be used, circulated, quoted or otherwise referred to for any other purpose, except as set forth in the preceding paragraph.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Crown Castle International Corp.

    510 Bering Drive, Suite 600

        Houston, Texas 77057

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